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                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

                                    FORM 8-K

                                 Current Report

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

                          Date of Report June 20, 1996
                       ---------------------------------
                       (Date of earliest event reported)


                         NeXstar Pharmaceuticals, Inc.
                         -----------------------------
             (Exact name of registrant as specified in its charter)



       Delaware                   0-23012                     84-1173453
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   (State or other            (Commission File               (IRS Employer
   jurisdiction of                 Number)                 Identification No.)
   incorporation)



2860 Wilderness Place             Boulder, CO                    80301
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(Address of principal executive offices)                       (Zip Code)



Registrant's Telephone Number, including area code:      (303)444-5893
                                                   -----------------------------



                                       NA
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Item 5.  Other Events

         On May 17, 1993, the Registrant filed a complaint in the United States District Court for the District of Delaware against The Liposome Company ("TLC") asking the court to declare U.S. Patent No. 4,880,635 (the "TLC '635 Patent") owned by TLC invalid, unenforceable and not infringed following allegations by TLC that the freeze drying of AmBisome infringes the TLC '635 Patent. In addition, the Registrant has opposed the grant to TLC of the European and Japanese patents that are counterparts of the TLC '635 Patent. On December 20, 1993, the United States District Court for the District of Delaware stayed the May 17, 1993 lawsuit pending the outcome of a reexamination of the TLC '635 Patent instituted by TLC in the U.S. Patent and Trademark Office ("USPTO").
Upon reexamination, the USPTO refused to confirm any of the claims of the TLC '635 Patent in their original form. However, on June 6, 1996, TLC publicly stated that it had been informed by the USPTO that certain amended claims would be allowed and that, when a reexamination certificate issues in respect of such claims, TLC intends to file a counterclaim against the Registrant for damages and an injunction based on infringement of the reexamined patent.

         Upon review of the claims to be included in the reexamination certificate relating to the TLC '635 Patent, the Registrant has concluded that no valid claim should be found to be infringed by the Registrant. In addition, the Registrant believes that TLC's efforts in crafting claims to avoid prior liposome work reported by others has presented the Registrant with additional avenues of defense in any litigation. For example, because of the amendments made to the TLC '635 Patent during reexamination, the Registrant would also have a defense based upon the doctrine of "intervening rights." This doctrine would provide a clear defense to any damage claim for any Registrant activity prior to the actual issuance of the reexamined patent and would empower the court to permit the Registrant to continue its activities to the extent and under such terms as the court deems equitable for the protection of investments made by Registrant prior to issuance of the reexamination certificate.

         However, were the court to determine that the TLC '635 Patent is both valid and infringed as a result of the freeze drying of AmBisome, the Registrant could be enjoined from using its method of manufacturing and/or could be required to pay damages. In such event, the Registrant could experience interruption in its ability to produce AmBisome and/or incur significant royalty obligations. In addition, the expense of litigation is expected to be significant regardless of the outcome.

         Although the Registrant has been successful in its recent litigation with TLC regarding a different freeze-drying patent, past success is not a predictor of success in the future and in general adverse results in litigation could have a material adverse effect on the Registrant.

         Certain statements set forth above with respect to the litigation and potential litigation with TLC constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties and other factors which may cause the actual results of the litigation to be materially different from the results expressed or implied by such forward-looking statements. Such factors include, among other things: (i) adverse facts adduced in discovery or at trial; (ii) contrary conclusions of law by the court; (iii) the court refusing to exercise its equitable powers in a manner favorable to the Registrant; and (iv) other uncertainties of litigation.
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Item 7.  Financial Statements and Exhibits

None


                                   SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           NeXstar Pharmaceuticals, Inc.



                                           By:  /s/ PATRICK J. MAHAFFY
                                              --------------------------------
                                                    Patrick J. Mahaffy
                                                    President



Dated:  June 20, 1996